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      EXECUTIVE OFFICERS AND DIRECTORS OF MORGAN STANLEY DEAN WITTER & CO.

                                    EXHIBIT 4

               EXECUTIVE OFFICERS AND DIRECTORS OF MORGAN STANLEY

The names of the Directors and the names and titles of the Executive Officers of Morgan Stanley ("MS") and principal occupations are set forth below. The business address of each of the Directors or Executive Officers is that of MS at 1585 Broadway, New York, New York 10036. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MS and each individual is a United States citizen.

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               NAME                                              TITLE
               ----                                              -----
Philip J. Purcell                  Chairman of the Board and Chief Executive Officer
Stephen F. Newhouse                President
Robert P. Bauman                   Retired; former Chief Executive Officer of Smithkline Beecham plc
John E. Jacon                      Executive Vice President - Global Communications of Anheuser-
                                   Busch Companies, Inc.
C. Robert Kidder                   Chairman of Borden Chemical, Inc.
Charles F. Knight                  Chairman of Emerson Electric Co.
John W. Madigan                    Chairman of Tribune Company
Miles L. Marsh                     Former Chairman of the Board and Chief Executive Officer of Fort
                                   James Corporation
Michael A. Miles                   Special Limited Partner of Forstmann Little & Co.
Robert G. Scott                    Retired; former President and COO of Morgan Stanley
Laura D'Andrea Tyson               Dean of the London School of Business
Stephen S. Crawford                Executive Vice President and Chief Financial Officer
Donald G. Kempf, Jr.               Executive Vice President, Chief Legal Officer and Secretary
Tarek F. Abdel-Meguid              Head of Worldwide Investment Banking Division
Zoe Cruz                           Head of Worldwide Fixed Income Division
John P. Havens                     Head of Worldwide Institutional Equity Division
Roger C. Hochschild                President and COO, Discover Financial Services
Mitchell M. Merin                  President and COO, Investment Management
David W. Nelms                     Chairman and CEO, Discover Financial Services
Vikram S. Pandit                   President and COO, Institutional Securities Group
Joseph R. Perella                  Chairman of Institutional Securities Group
John H. Schaefer                   Presedent and COO, Individual Investor Group
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